                                                                  Exhibit 10.1.1


                    AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT
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                  THIS AMENDMENT is made and entered into on this 15th day of July, 1998 at Medina, Ohio, by and between RPM, INC. (hereinafter referred to as the "Company") and THOMAS C. SULLIVAN (hereinafter referred to as "Sullivan"):

                              W I T N E S S E T H:
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                  WHEREAS, Sullivan is considered a key employee of the Company; and

                  WHEREAS, Sullivan and the Company entered into a certain Amended Employment Agreement, dated as of July 22, 1981 and last amended as of July 16, 1997 (the "Employment Agreement"), to insure Sullivan's continued employment with the Company; and


                  WHEREAS, it is the desire of the Company and Sullivan to further amend the Employment Agreement in accordance with the terms hereof; and

                  WHEREAS, Paragraph 12 of the Employment Agreement requires that any such Amendment be in writing and properly executed;

                  NOW, THEREFORE, in consideration of the premises and the mutual understandings of the parties, IT IS AGREED, as follows:

                  1. COMPENSATION. Paragraph 4(a) of the Employment Agreement shall be deleted in its entirety and amended and restated to provide in its entirety as follows:

                           BASE SALARY. Sullivan shall receive a base salary at
                  the rate of not less than Eight Hundred Twenty-Five Thousand Dollars ($825,000) per annum ("Base Salary"), payable in substantially equal monthly installments at the end of each month during the period of Sullivan's employment hereunder. It is contemplated that annually in July of each year the Compensation Committee of the Board of Directors will review Sullivan's Base Salary and other compensation during the period of his employment hereunder and, at the discretion of the Compensation Committee, it may increase his Base Salary and other compensation based upon his performance, then generally prevailing industry salary scales, the Company's results of operation, and other relevant factors. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, Sullivan's Base Salary hereunder shall not be reduced without his written consent.

                  2. COMPENSATION UPON TERMINATION. Paragraph 6(c) of the Employment Agreement shall be deleted in its entirety and amended and restated to provide in its entirety as follows:

                           GOOD REASON. If the Company shall terminate
                  Sullivan's employment other than pursuant to Sections 5(a) or 5(b) hereof or if Sullivan shall terminate his employment for Good Reason, then in lieu of any further salary payments to Sullivan for periods subsequent to the date on which Sullivan's employment is terminated, the Company shall pay as liquidated damages and/or severance pay to Sullivan (i) no later than the tenth day following such date, a lump sum amount equal to the product of Sullivan's annual Base Salary in effect as of such date multiplied by five (5) or (ii) if Sullivan shall so elect, the Company shall continue to pay him his annual Base Salary in effect on such date in the manner specified in Section 4(a) hereof until the fifth anniversary of the date on which his employment is terminated.

                  3. EFFECTIVE DATE. The effective date of this Amendment shall be June 1, 1998, and as such, the increase in compensation set forth in Paragraph 1 shall be retroactively applied.

                  IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement on the date and at the place first above written.

IN THE PRESENCE OF:                      RPM, INC.



                                         /s/ James A. Karman
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                                         James A. Karman, President



                                          And: /s/ P. Kelly Tompkins
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                                          P. Kelly Tompkins, Secretary


                                         /s/ Thomas C. Sullivan
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                                             Thomas C. Sullivan





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